Exhibit 4.4
HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
NOVEMBER 10, 2005

i.

		Page
3.6	Expenses	15
3.7	Entire Agreement; Amendments and Waivers	15
3.8	Severability	15
3.9	Aggregation of Stock	15
3.10	Amendment of Prior Agreement	15

ii.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
     THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 10th day of November, 2005, by and among Hansen Medical, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”
RECITALS
     Whereas, certain of the Investors are purchasing shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”), pursuant to that certain Series C Preferred Stock Purchase Agreement (the “Series C Agreement”) of even date herewith (the “Financing”);
     Whereas, the obligations in the Series C Agreement are conditioned upon the execution and delivery of this Agreement;
     Whereas, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and Series B Preferred Stock (the “Series B Preferred Stock,” and together with the Series A Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”);
     Whereas, the Prior Investors and the Company are parties to an Amended and Restated Investors’ Rights Agreement dated May 21, 2004, as amended (the “Prior Agreement”);
     Whereas, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and
     WHEREAS, in order to induce the Investors to purchase the Series C Preferred Stock and invest funds in the Company pursuant to the Series C Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;
          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
          1. Registration Rights. The Company covenants and agrees as follows:
               1.1 Definitions. For purposes of this Section 1:
                    (a) The term “Act” means the Securities Act of 1933, as amended.
                    (b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
                    (c) “The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof, provided, however, that Silicon Valley Bank and Gold Hill Venture Lending (collectively, the “Lenders”) and any transferees of the Lenders shall be deemed “Holders” solely for the purposes of Sections 1.1, 1.3,

1.6, 1.7, 1.8, 1.9, 1.10, 1.13, 1.14 and 3 hereto and, provided further, that Intuitive Surgical, Inc. shall be deemed to be a “Holder” solely for the purposes of Sections 1 and 3 hereto.”
                    (d) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act. The term “Qualified Initial Offering” means an Initial Offering in connection with which all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock pursuant to Article IV (D)(4)(l)(i)(B) of the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.
                    (e) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
                    (f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
                    (g) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) with respect to Section 2.4 only, the shares of Common Stock issued to Frederic H. Moll, M.D., and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.
                    (h) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
                    (i) The term “Rule 144” shall mean Rule 144 under the Act.
                    (j) The term “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.
                    (k) The term “SEC” shall mean the Securities and Exchange Commission.
               1.2 Request for Registration.
                    (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) November 10, 2008 or (ii) 180 days after the effective date of the Initial Offering, a written request from the Holders of forty percent (40%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

2.

                    (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
                    (c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
                         (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
                         (ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or
                         (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or
                         (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or
                         (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan).

3.

               1.3 Company Registration.
                    (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
                    (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
                    (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded entirely if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

4.

               1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
                    (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
                    (b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:
                         (i) if Form S-3 is not available for such offering by the Holders;
                         (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000;
                         (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 1.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, provided that such Holders were permitted to register such shares as requested to be registered pursuant to Section 1.3 hereof without reduction by the underwriter thereof;
                         (iv) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan);
                         (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or
                         (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

5.

                    (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).
                    (d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.
               1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
                    (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;
                    (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
                    (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
                    (d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
                    (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
                    (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

6.

                    (g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and
                    (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
     Notwithstanding the provisions of this Section 1, the Company shall be entitled to suspend for a reasonable period no longer than thirty (30) days (provided that such right shall be exercised by the Company not more than twice in any twelve (12)-month period) the use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:
                         (i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations; or
                         (ii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
     In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
               1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
               1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $35,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such

7.

material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.
               1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
               1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.
                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims,

8.

damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.
                    (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
                    (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

9.

                    (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.
               1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
                    (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
                    (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
                    (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
               1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, affiliate, parent, partner, member, limited partner, retired partner, retired member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) acquires at least twenty percent (20%) of a Holder’s shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
               1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty percent (60%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

10.

               1.13 “Market Stand-Off” Agreement.
                    (a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors, and greater than five percent (5%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions on any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreement.
          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
                    (b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”
               1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Initial Offering, or (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder (A) can sell all shares held by it in compliance with Rule 144(k) or (B) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144.

11.

          2. Covenants of the Company.
               2.1 Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 500,000 shares of Registrable Securities, calculated in accordance with Section 3.9 below (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) (a “Major Investor”):
                    (a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
                    (b) within thirty (30) days of the end of each quarter, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;
                    (c) upon request of a Major Investor, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and month-end audit adjustments may not have been made.
                    (d) upon request of a Major Investor, a budget and business plan for the next fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;
                    (e) upon request of a Major Investor, an annual summary capitalization table of the Company; and
                    (f) such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.
               2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.
               2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (i) a Qualified Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or

12.

(iii) the consummation of an Asset Transfer or Acquisition, as such terms are defined in the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time).
               2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate. In addition, for purposes of this Section 2.4 only, the term “Major Investor” includes Frederic H. Moll, M.D.
          Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
                    (a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.
                    (b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).
                    (c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the forty five (45) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
                    (d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (ii) the

13.

issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board, including a majority of the directors designated by the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “Preferred Directors”), (v) the issuance and sale of Series C Preferred Stock pursuant to the Series C Agreement, (vi) the issuance of securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board, including a majority of the Preferred Directors, (vii) the issuance of securities in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board, including a majority of the Preferred Directors; provided further, that the primary purpose of such strategic transaction may not be to raise capital in an equity financing or (viii) the issuance of securities that, with unanimous approval of the Board, are not offered to any existing stockholder of the Company. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.
                    (e) The rights provided in this Section 2.4 may not be assigned or transferred separate from the Shares by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.
                    (f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) an Asset Transfer or Acquisition, as such terms are defined in the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time).
               2.5 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board.
               2.6 Director Expenses. The Company shall pay the reasonable expenses incurred by directors representing the Major Investors to attend meetings of the Board.
               2.7 Issuance of Series C Preferred Stock. The Company shall not issue shares of Series C Preferred Stock after the date hereof without the consent of the Board, including the consent of a majority of the Preferred Directors.
          3. Miscellaneous.
               3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.

               3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.
               3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
               3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
               3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).
               3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
               3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3 and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities. The provisions of Section 2.1, Section 2.2, Section 2.3 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities that are held by Major Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.
               3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
               3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
               3.10 Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Upon execution by the requisite parties, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force to effect.

15.

[Signature Pages Follow]

16.

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

HANSEN MEDICAL, INC.

By:	/s/ James Feenstra

Name:	James Feenstra

Title:	President and Chief Operating Officer

Address:	380 North Bernardo Avenue

Mountain View, CA 94043
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

VANGUARD VII, L.P.
VANGUARD VII-A, L.P.
VANGUARD VII ACCREDITED AFFILIATES FUND, L.P.
VANGUARD VII QUALIFIED AFFILIATES FUND, L.P.

By its General Partner,
VANGUARD VII VENTURE PARTNERS, L.L.C.

/s/ Thomas C. McConnell Thomas C. McConnell, Managing Member
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

THOMAS WEISEL HEALTHCARE VENTURE PARTNERS, L.P.

By: THOMAS WEISEL HEALTHCARE VENTURES PARTNERS LLC
Its General Partner

By: THOMAS WEISEL CAPITAL MANAGEMENT LLC
Its Managing Member

By:	/s/ James Shapiro

Name:	James Shapiro

Title:	Partner
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DE NOVO VENTURES II, L.P.

By:	De Novo Management II, L.L.C.,
its general partner

By:	/s/ F.T. Jay Watkins

Name: F.T. Jay Watkins

Title: Managing Director or Authorized Signatory
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: PROSPECT VENTURE PARTNERS II, L.P.
By:	/s/ Russell Hirsch
Russell Hirsch
Managing Member of Prospect Management Co. II, LLC Its General Partner

PROSPECT ASSOCIATES II, L.P.
By:	/s/ Russell Hirsch
Russell Hirsch
Managing Member of Prospect Management Co. II, LLC Its General Partner

SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SKYLINE VENTURE PARTNERS III, L.P.

By: Skyline Venture Management III, LLC

Its: General Partner

/s/ John G. Freund

By: John G. Freund
Its: Managing Director

SKYLINE VENTURE PARTNERS
QUALIFIED PURCHASER FUND III, L.P.

By: Skyline Venture Management III, LLC

Its: General Partner

/s/ John G. Freund

By: John G. Freund
Its: Managing Director

SKYLINE EXPANSION FUND, L.P.

By: Skyline Expansion Fund Management, LLC

Its: General Partner

By: Skyline Venture Management III, LLC

Its: General Partner

/s/ John G. Freund

By: John G. Freund
Its: Managing Director
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: FREDERIC H. MOLL, M.D.
/s/ Frederic H. Moll

SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SAPIENT CAPITAL, L.P.

By: Sapient Capital Management, L.P.
Its: General Partner

By: Sapient Capital Management, L.L.C.
Its: General Partner

By:	/s/ Mitchell Dann

Mitchell Dann,
Its: Principal
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

THE WILLIAM P. UNGER AND TERESA R. LUCHSINGER FAMILY TRUST, DATED 12/19/90

By:	/s/ William D. Unger

Print Name: William D. Unger
Its: TTE

ROBERT HARDWIN AND TAMARA MEAD REVOCABLE LIVING TRUST, DATED DECEMBER 2, 2002

By:	/s/ Robert Hardwin-Mead

Print Name: Robert Hardwin-Mead
Its: Trustee

YOCK FAMILY REVOCABLE TRUST, DATED 7/21/93

By:	/s/ Paul G. Yock

Print Name: Paul G. Yock
Its: Trustee

HEWM/VLG INVESTMENT LLC

By:	/s/ Mark Royer

Print Name: Mark Royer
Its: Fund Manager

DAVID S. BRADFORD REVOCABLE TRUST

By:	/s/ David S. Bradford

Print Name: David S. Bradford
Its:	Trustee

SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GARVIE FAMILY TRUST I

By:

Print Name:

Its:

OMEAH LIMITED PARTNERSHIP

By:

Print Name:

Its:

G. L. CABOT HENDERSON

JOHNSON & JOHNSON DEVELOPMENT CORPORATION

By:

Print Name:

Its:

ROBERT W. CUNNINGHAM, AS TRUSTEE OF THE ENDOVIA MEDICAL INC. NOTEHOLDERS’ LIQUIDATING TRUST

By:

Print Name:

Its:

SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

PROGRESS NOW! (OVERSEAS), LTD.

By:

Print Name:

Its:

DON G. FISHER

GEORGE VUJNOVICH

SILICON VALLEY BANK

By:

Print Name:

Its:

GOLD HILL VENTURE LENDING, LLC

By:

Print Name:

Its:

SEAFLOWER BIOVENTURE FUND II, LLC
SEAFLOWER HEALTH & TECHNOLOGY FUND LLC

By:	/s/ Alexander Moot

Print Name:	Alexander Moot
Their:	Manager
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

G&H PARTNERS

By:	/s/ Jonathan Gleason

Name:	Jonathan Gleason

Its:

SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GC&H INVESTMENTS, LLC

By:	/s/ John L. Cardoza

Name:	John L. Cardoza

Its:	Managing Member
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

INTUITIVE SURGICAL, INC.

By:	/s/ Ben Gong

Ben Gong
Chief Financial Officer
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

CHTP/BRS ASSOCIATES, LLC

By:	/s/ David F. Hendren

Print Name: David F. Hendren
Print Title: Managing Director
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PHIGHT, LLC

By:	/s/ Phillip H. Knight

Print Name: Phillip H. Knight
Print Title: Majority Partner
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GRANT AND JEANNETTE HEIDRICH, TRUSTEES OF THE HEIDRICH COMMUNITY PROPERTY TRUST, UDT 10/84

By:	/s/ A. Grant Heidrich III

Print Name: A. Grant Heidrich III

Print Title: Trustee
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (DAPER I)

By:	/s/ Martina S. Poquet

For Tyler Edelstein
Managing Director, Separate Investments
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RAHN GROUP, LLC

By:	/s/ Noel P. Rahn

Print Name: Noel P. Rahn
Print Title: Partner In Charge
SIGNATURE PAGE TO HANSEN MEDICAL, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Thomas Weisel Healthcare Venture Partners, L.P.
One Montgomery Street
San Francisco, CA 94104

De Novo Ventures
1550 El Camino Real, Suite 150
Menlo Park, CA 94025

Prospect Venture Partners II, L.P.
435 Tasso Street, Suite 200
Palo Alto, CA 94301

Prospect Associates II, L.P.
435 Tasso Street, Suite 200
Palo Alto, CA 94301

Skyline Venture Partners III, L.P.
125 University Avenue
Palo Alto, CA 94301

Skyline Venture Partners Qualified Purchaser Fund III, L.P.
125 University Avenue
Palo Alto, CA 94301

Skyline Expansion Fund, L.P.
125 University Avenue
Palo Alto, CA 94301

Sapient Capital
P.O. Box 1590
4020 West Lake Creek Dr.
Wilson, WY 83014

Frederic H. Moll, M.D.
c/o Hansen Medical
380 North Bernardo Avenue
Mountain View, CA 94043

CHTP/BRS Associates, LLC
c/o Catalyst Health & Technology Partners LLC
One Gateway Center, Suite 312
Newton, MA 02485

Omeah Limited Partnership
Attn: Robert Stuart Garvie III
774 Mays Boulevard
Incline Village, NV 89451

Progress Now! (Overseas), Ltd.
Attn: Urs Altorfer
c/o Progress Now! invest AG
Bahnhofplatz 65 CH-8501
Frauenfeld, SWITZERLAND

The William D. Unger and Teresa R. Luchsinger Family Trust, dated 12/19/90
24 Robleda Drive
Atherton, CA 94027

Robert Hardwin Mead and Tamara Lynn Mead, or their successors, as Trustees of the Robert Hardwin and Tamara Mead Revocable Living Trust, dated December 2, 2002
940 Roble Ridge Road
Palo Alto, CA 94306-2609

Yock Family Revocable Trust, dated 7/21/93
Paul G. Yock and Cynthia Yock, Trustees
98 Inglewood Lane
Atherton, CA 94027

HEWM/VLG Investments LLC
275 Middlefield Road
Menlo Park, CA 94025

G&H Partners
155 Constitution Drive
Menlo Park, California 94025

GC&H Investments, LLC
101 California Avenue, 5th Floor
San Francisco, CA 94111-5800

Intuitive Surgical, Inc.
950 Kifer Road
Sunnyvale, CA 94086
Attention: Chief Financial Officer

Garvie Family Trust I
Attn: Robert Stuart Garvie III
774 Mays Boulevard
Incline, Village, NV 89451

G. L. Cabot Henderson
One Clocktower Place #321
Nashua, NH 03060

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Johnson & Johnson Development Corporation
Attn: Roger Guidi
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Robert W. Cunningham, as trustee of the endoVia Medical Inc. Noteholders’ Liquidating Trust
Attn: Matthew Louis
c/o Bank of New York
101 Barclay Street, 8W
New York, NY 10286

Seaflower Bioventure Fund II, LLC
Attn: Alexander Moot
c/o Seaflower Ventures
1000 Winter Street, Suite 1000
Waltham, MA 02451

Seaflower Health & Technology Fund LLC
Attn: Alexander Moot
c/o Seaflower Ventures
1000 Winter Street, Suite 1000
Waltham, MA 02451

Don G. Fisher
1600 Pine Cone Circle
P.O. Box 8753
Incline Village, NV 89452

George Vujnovich
111 Forest Hill Drive
Clayton, CA 94517

Silicon Valley Bank
2400 Geng Road, Suite 200
Palo Alto, CA 94303

Gold Hill Venture Lending LLC
3003 Tasman Drive
Santa Clara, CA 95054

Vanguard VII, L.P.
Vanguard VII-A, L.P.
Vanguard Vii Accredited Affiliates Fund, L.P.
Vanguard VII Qualified Affiliates Fund, L.P.
525 University Avenue
Suite 1200
Palo Alto, CA 94301

Phight, LLC
One Bowerman Drive
c/o Nike, Inc.
Beaverton, OR 97005

Grant and Jeannette Heidrich, Trustees of the Heidrich Community Property Trust, UDT 10/84
c/o Mayfield
2800 Sand Hill Rd.
Menlo Park, Ca, 94025

The Board of Trustees of the Leland Stanford Junior University (DAPER I)
Stanford Management Company
2770 Sand Hill Road
Menlo Park, CA 94025

Rahn Group, LLC
5050 Lincoln Drive
#420
Edina, MN 55436

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
SCHEDULE A